Exhibit 10.9.5

 [Execution]

AMENDMENT NO. 4 AND WAIVERS
TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 4 AND WAIVERS TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (“Amendment No. 4”) is dated as of October 9, 2007 by and among RAYMOND JAMES FINANCIAL, INC., a Florida corporation (the “Borrower”), the Lenders named on the signature pages hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., individually and as administrative agent (the “Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Amended and Restated Revolving Credit Agreement dated as of October 13, 2005, as amended by (i) Amendment No. 1 and Waiver to Amended and Restated Revolving Credit Agreement dated as of October 11, 2006, (ii) Amendment No. 2 and Waiver to Amended and Restated Revolving Credit Agreement dated as of April 16, 2007, and (iii) Amendment No. 3 to Amended and Restated Revolving Credit Agreement dated as of July 11, 2007 (the “CreditAgreement”); and

WHEREAS, the parties desire to make certain further modifications to the Credit Agreement, including an extension of the Facility Termination Date to October 8, 2008.

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

I.	Defined Terms

Capitalized terms used but not defined herein are used with the meanings assigned to them in the Credit Agreement.

II.	Amendments to the Credit Agreement

2.1.  The definition of “Facility Termination Date” in Article I of the Credit Agreement is hereby amended in its entirety to read as follows:

“‘Facility Termination Date’ means October 8, 2008 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.18 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.”

2.2.  Subsection (h) of Section 6.11 of the Credit Agreement entitled “Indebtedness” is hereby amended in its entirety to read as follows:

“(h) Indebtedness of any Subsidiary for borrowed money from the Borrower which is not subordinated by its terms to other Indebtedness of such Subsidiary, except for Indebtedness not exceeding CDN $175,000,000 of Raymond James Ltd./Raymond James Ltée. (Canadian Subsidiary) for borrowed money from the Borrower (or an Affiliate of the Borrower) which is subordinated by its terms to other Indebtedness of such Subsidiary;”

2.3.  Subsection (j) of Section 6.11 of the Credit Agreement entitled “Indebtedness” is hereby amended in its entirety to read as follows:

“(j)   Guarantees or loans by the Borrower or its Subsidiaries with respect to the activities of Raymond James Tax Credit Funds, Inc. or any of its Subsidiaries not exceeding the lesser of (i) $300,000,000 or (ii) 10% of shareholders’ equity as shown in the consolidated financial statements of the Borrower and its Subsidiaries at the end of the most recent Fiscal Quarter prior to the date of determination;”

2.4.  Section 6.11 of the Credit Agreement entitled “Indebtedness” is hereby further amended by deleting the word “and” at the end of subsection (k), redesignating current subsection “(l)” as subsection “(m)”, and inserting the following new subsection “(l)”:

“(l)  Indebtedness incurred in connection with merchant banking activities in an aggregate principal amount not exceeding $150,000,000; and”

2.5.  Subsection (c) of Section 6.14 of the Credit Agreement entitled “Investments and Acquisitions” is hereby amended to read as follows:

“(c)(i) Publicly traded securities, (ii)  direct or indirect proprietary private Investments (including venture capital, merchant banking and leveraged aircraft lease Investments) not exceeding the lesser of (A) $300,000,000 or (B) 10% of shareholders’ equity as shown in the consolidated financial statements of the Borrower and its Subsidiaries at the end of the most recent Fiscal Quarter prior to the date of determination, and (iii) (A) bridge loans of a tenor of six months or less, (B) preferred stock, other mezzanine equity instruments or other non-publicly traded debt or equity securities held for periods of six months or less, and (C) net worth maintenance guarantees (or other “keepwell” arrangements) of a duration of six months or less, primarily relating to Borrower’s investment banking activities that, on a cumulative basis for such Investments described in (iii) (A), (B) and (C) above, do not exceed $200,000,000 in aggregate principal amount at any time outstanding;”

2.6.  Subsection (h)(i) of Section 6.14 of the Credit Agreement entitled “Investments and Acquisitions” is hereby amended to read as follows:

“(i) mortgage, pre-development, construction or other loans and advances not exceeding $100,000,000 in aggregate principal amount outstanding to finance low income housing projects whose creditworthiness have been underwritten by Raymond James Tax Credit Funds, Inc. (such loans or advances to be in addition to the guarantees or loans permitted by Sections 6.11(j) and 6.15(d) hereof), and”

2.7.  Subsection (d) of Section 6.15 of the Credit Agreement entitled “Contingent Obligations” is hereby amended in its entirety to read as follows:

“(d) guarantees or loans by the Borrower or its Subsidiaries with respect to the activities of Raymond James Tax Credit Funds, Inc. or any of its Subsidiaries not exceeding the lesser of (i) $300,000,000 or (ii) 10% of shareholders’ equity as shown in the consolidated financial statements of the Borrower and its Subsidiaries at the end of the most recent Fiscal Quarter prior to the date of determination;”

2.8.  Subsection (e) of Section 6.16 of the Credit Agreement entitled “Liens” is hereby amended in its entirety to read as follows:

“(e)  Liens securing the Indebtedness permitted by Sections 6.11(b), (c), (f), (i), (k) and (l); and”

2.9.  Section 6.20.1 of the Credit Agreement entitled “Minimum Tangible Net Worth” is hereby amended in its entirety to read as follows:

“6.20.1.  Minimum Tangible Net Worth.  The Borrower on a consolidated basis with its Subsidiaries at all times after the date hereof shall maintain Tangible Net Worth of not less than (i) $1,294,000,000 plus (ii) 50% of cumulative Net Income (if positive) earned after June 30, 2007. ”

III.	Waivers

3.1.  The Borrower, on behalf of its merchant banking subsidiary, Raymond James Capital, Inc., announced on September 14, 2007 that it had entered into definitive agreements to acquire the business of Sirchie Finger Print Laboratories, Inc., a privately held company, together with certain other related assets and companies.  As part of such overall transaction, it is contemplated that an indirect acquisition subsidiary of the Borrower will acquire a controlling 51% interest in Law Enforcement Associates Corporation, a publicly listed Nevada corporation (as more fully described in Borrower’s Schedule 13D dated September 14, 2007 filed with the Commission).  The Lenders hereby agree to waive any Default or Unmatured Default caused solely by the Borrower’s failure to comply with the conditions contained in subsections (e)(i)(y) and (e)(ii) of Section 6.14 of the Credit Agreement relating to such Acquisition.

3.2.  The Borrower proposes to take an approximate 3%, or $37.5 million, participation in a bridge loan financing supporting Hologic, Inc.’s acquisition of Cytec Corporation.  It is contemplated that such bridge loan facility would have a term of 18 months and be permanently refinanced by a Hologic, Inc. convertible bond offering or other refinancing.  The Lenders hereby agree to waive any Default or Unmatured Default caused solely by Borrower’s failure to comply with the tenor limit on bridge loans relating to investment banking activities contained in subsection (c)(iii) of Section 6.14 of the Credit Agreement.

3.3.  The waivers contained in 3.1 and 3.2 immediately above are limited to their terms and shall not constitute a waiver of any other term, condition, representation or covenant under the Credit Agreement or any other Loan Document.

IV.	Borrower Representations

In order to induce the Lenders and the Agent to execute and deliver this Amendment No. 4, the Borrower represents and warrants to the Lenders that, both before and after giving effect to this Amendment No. 4, (i) there exists no Default or Unmatured Default on the date hereof; (ii) each of the representations and warranties contained in Article V of the Credit Agreement is true and correct on the date hereof;  (iii) the execution and delivery by the Borrower of this Amendment No. 4 have been duly authorized by all requisite corporate proceedings; (iv) this Amendment No. 4 and the other Loan Documents to which the Borrower is a party constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms; (v) no authorization or approval of, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance of this Amendment No. 4  by the Borrower; and (vi) no material adverse change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole has occurred since September 30, 2006.

V.	Effectiveness

This Amendment No. 4 shall become effective as of the date first above written upon fulfillment of the following conditions (and when notice thereof shall have been given by the Agent to the Borrower and the Lenders):

(i)  the Agent shall have received counterparts of this Amendment No. 4 duly executed by the Borrower and the Lenders;

(ii)  the Borrower shall have delivered to the Agent a certificate of Borrower’s Secretary and a certificate of Borrower’s Chief Financial Officer in form and substance satisfactory to the Agent and its counsel; and

(iii)  all accrued fees and expenses of the Agent (including the accrued fees and expenses of counsel to the Agent invoiced on or prior to the date hereof) shall have been paid by the Borrower.

VI.	Ratification

Except as specifically provided herein, (a) the Credit Agreement shall otherwise remain unaltered and in full force and effect, and the respective terms, conditions and covenants thereof are hereby ratified and confirmed in all respects as originally executed, and (b) this Amendment No. 4 shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents.  Upon the effectiveness of this Amendment No. 4, each reference in the Credit Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

        CHI:1969260.5

VII.	Governing Law

THIS AMENDMENT NO. 4 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

VIII.	Execution in Counterparts

This Amendment No. 4 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[signature pages follow]

        CHI:1969260.5

IN WITNESS WHEREOF, the Borrower, the Lenders and the Agents have executed this Amendment No. 4 as of the date first above written.

RAYMOND JAMES FINANCIAL, INC.

By:/s/ J.P. Julien

Title: Senior Vice President & CFO

Address for Notices:
880 Carillon Parkway
St. Petersburg, Florida 33716
Attention:	Jeffrey P. Julien
Telephone:	(727) 567-5021
Facsimile:	(727) 573-8915

Commitment:                                                                           JPMORGAN CHASE BANK, N.A.,
$40,000,000                                                                           Individually and as Administrative Agent

By: /s/ Tracy Williams

Title: Managing Director

Address for General Notices:
Financial Institutions-Broker-Dealer Group
270 Park Avenue
22nd Floor
New York, NY 10172
Attention:	Thomas I. Poz
Telephone:	(212) 270-1236
Facsimile:	(212) 270-1511

Address for Funding Matters:
Loan and Agency Services
1111 Fannin, 10th Floor
Houston, TX 77002
Attention:	Wesley Gibson
Telephone:	(713) 750-2424
Facsimile:	(713) 750-2228

        CHI:1969260.5

Commitment:                                                                           CITIBANK, N.A.,
$40,000,000                                                                           Individually and as Syndication Agent

By: /s/ William Mandaro

Title: Director, Citi Markets & Banking

Financial Institutions Group

Address for Notices:
388 Greenwich Street
8th Floor
New York, New York 10013
Attention:	Michael Mauerstein
Telephone:	(212) 816-3431
Facsimile:	(212) 816-5325

Commitment:                                                                           THE BANK OF NEW YORK,
$40,000,000                                                                           Individually and as Co-Documentation Agent

By: /s/ John Templeton

Title:

Address for Notices:
One Wall Street
41st Floor
New York, New York 10286
Attention:	John Templeton
Telephone:	(212) 635-6823
Facsimile:	(212) 809-9566

        CHI:1969260.5

Commitment:                                                                           WELLS FARGO BANK, NATIONAL
$40,000,000                                                                             ASSOCIATION,
Individually and as Co-Documentation Agent

By: /s/ Beth C. McGinnis

Title: Senior Vice President

Address for Notices:
Wells Fargo Center
Sixth and Marquette
Minneapolis, MN 55479
Attention: Financial Institutions Division
Telephone:	(612) 667-9293
Facsimile:	(612) 667-7251

Commitment:                                                                           CALYON NEW YORK BRANCH,
$40,000,000                                                                           Individually and as Co-Documentation Agent

By: /s/ Sebastion Rocco

Title: Managing Director

By: /s/ William S. Denton

Title: Managing Director

Address for Notices:
1301 Avenue of the Americas
New York, NY 10019
Attention:	Seth Ruffer
Telephone:	(212) 261-7410
Facsimile:	(212) 261-3401